UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Terreno Realty Corporation

(Exact Name of Registrant as Specified in its Charter)

Maryland	27-1262675
(State of Incorporation or Organization)	(IRS Employer Identification No.)

101 Montgomery Street, Suite 200 San Francisco, CA	94104
(Address of Principal Executive Offices)	(Zip Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered:
7.75% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.     ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.     ☐

Securities Act registration statement file number to which this form relates (if applicable): File No. 333-173850

Securities registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

Terreno Realty Corporation (the “Company”) hereby incorporates by reference herein the description of its 7.75% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), to be registered hereunder, set forth under the heading “Description of Series A Preferred Stock” in the Company’s preliminary prospectus supplement, dated July 11, 2012, to the prospectus dated May 13, 2011 (the “Prospectus”), constituting part of the Registration Statement on Form S-3 (File No. 333-173850) of the Company, filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), the related information under the heading “Description of Capital Stock–Preferred Stock” in the Prospectus, and any such description included in a prospectus supplement subsequently filed by the Company under Rule 424(b) under the Securities Act. The Series A Preferred Stock is expected to be listed on the New York Stock Exchange.

Item 2. Exhibits.

The documents listed below are filed as exhibits to this registration statement:

Exhibit Number	Description

3.1	Articles of Amendment and Restatement of Terreno Realty Corporation, as amended (incorporated by reference to Exhibit 3.1 to Amendment No. 2 to Terreno Realty Corporation’s Registration Statement on Form S-11 filed on January 6, 2010).

3.2*	Form of Articles Supplementary designating Terreno Realty Corporation’s 7.75% Series A Cumulative Redeemable Preferred Stock.

3.3	Amended and Restated Bylaws of Terreno Realty Corporation (incorporated by reference to Exhibit 3.2 to Amendment No. 2 to Terreno Realty Corporation’s Registration Statement on Form S-11 filed on January 6, 2010).

4.1*	Form of Specimen Certificate for Terreno Realty Corporation’s 7.75% Series A Cumulative Redeemable Preferred Stock.

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Terreno Realty Corporation

Date: July 12, 2012	By:	/s/ Michael A. Coke
Michael A. Coke
President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Articles of Amendment and Restatement of Terreno Realty Corporation, as amended (incorporated by reference to Exhibit 3.1 to Amendment No. 2 to Terreno Realty Corporation’s Registration Statement on Form S-11 filed on January 6, 2010).

3.2*	Form of Articles Supplementary designating Terreno Realty Corporation’s 7.75% Series A Cumulative Redeemable Preferred Stock.

3.3	Amended and Restated Bylaws of Terreno Realty Corporation (incorporated by reference to Exhibit 3.2 to Amendment No. 2 to Terreno Realty Corporation’s Registration Statement on Form S-11 filed on January 6, 2010).

4.1*	Form of Specimen Certificate for Terreno Realty Corporation’s 7.75% Series A Cumulative Redeemable Preferred Stock.

*	Filed herewith.

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